As filed with the Securities and Exchange Commission on September 22, 2009

Registration No. 333-86080

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

______________________

HALLIBURTON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	75-2677995
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3000 N. Sam Houston Parkway E.
                              Houston, Texas 77032
(Address of Principal Executive Offices)  (Zip Code)

2008 Halliburton Elective Deferral Plan
(Full Title of the Plan)

______________________
                            Albert O. Cornelison, Jr.
                          Executive Vice President and General Counsel
                              Halliburton Company
                             3000 N. Sam Houston Parkway E.
                                  Houston, Texas 77032
                            (Name and Address of Agent for Service)

    (281) 871-2699
(Telephone Number, including area code, of agent for service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 12, 2002 (file No. 333-86080) (the “Registration Statement”), is filed for the sole purpose of deregistering any unsold shares of the Registrant’s common stock, par value $2.50 per share, previously registered under the Registration Statement and issuable under the Halliburton Retirement and Savings Plan and the Halliburton Savings Plan  (the “Plans”). As of the date of this Post-Effective Amendment No. 1, no shares of the Registrant’s common stock are reserved for future issuance under the Plans.

As no securities are being registered herein, the sole purpose being to terminate and deregister, the disclosure requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

The following exhibit is being filed or furnished herewith:

Exhibit 10.24.1                                           Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 22, 2009.

             Halliburton Company

             By: /s/ Albert O. Cornelison, Jr.
                    Albert O. Cornelison, Jr.
                    Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on September 22, 2009.

Signature	Title
/s/ David J. Lesar David J. Lesar	Chairman of the Board, President and Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Mark A. McCollum Mark A. McCollum	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Evelyn M. Angelle Evelyn M. Angelle	Vice President, Corporate Controller, and Principal Accounting Officer (Principal Accounting Officer)

*	Director
Alan M. Bennett

*	Director
James R. Boyd

*	Director
Milton Carroll

*	Director
Nance K. Dicciani

*	Director
S. Malcolm Gillis

*	Director
James T. Hackett

*	Director
Robert A. Malone

*	Lead Director
J. Landis Martin

*	Director
Jay A. Precourt

*	Director
Debra L. Reed

By: /s/Albert O. Cornelison, Jr. Albert O. Cornelison, Jr. Attorney-in-fact